KKR & Co. Inc. Reports First Quarter 2019 Results
__________________________________________________________________________________________________________________________________________________________________________
NEW YORK, April 30, 2019 - KKR & Co. Inc. (NYSE: KKR) today reported its first quarter 2019 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $701.0 million for the quarter ended March 31, 2019. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $1.27 for the quarter ended March 31, 2019. KKR & Co. Inc. Stockholders' Equity - Common Stockholders was $8.8 billion (1) as of March 31, 2019, or $16.56 per outstanding share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share (2) were $314.1 million and $0.38, respectively, for the quarter ended March 31, 2019.

Highlights

•	Monetization activity in Private Markets coupled with continued management fee growth drove After-tax Distributable Earnings of $314.1 million and $0.38 per adjusted share for the first quarter.

•
As of March 31, 2019, Assets Under Management and Fee Paying Assets Under Management were $200 billion and $148 billion respectively, up 13% and 23%, respectively, compared to March 31, 2018. Uncalled commitments that will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period, was $20 billion.

•	Book value was $14.1 billion as of March 31, 2019, or $16.99 per adjusted share.

•	Management fees for the quarter ended March 31, 2019 were $292 million, up 16% on a year-over-year basis.

•	KKR's regular dividend of $0.125 per share of Class A common stock was declared for the quarter ended March 31, 2019.

•	KKR's Board of Directors approved an increase to the available amount under our Share Repurchase Program to $500 million.

___________________________

“We had a good start to the year as investment performance led to meaningful book value growth,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Operating fundamentals across the firm remain strong evidenced by double-digit revenue and earnings growth over the trailing 12 months while Fee-Paying Assets Under Management increased 23% year-over-year.”

Note: Certain financial measures, including after-tax distributable earnings, book value, adjusted shares, adjusted shares eligible for distribution and outstanding adjusted shares, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). After-tax distributable earnings and book value are among the segment measures provided in our GAAP financial statements. See information that follows for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1)
KKR & Co. Inc. Stockholders' Equity - Common Stockholders represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segment is presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

(2)	Based on weighted average adjusted shares eligible for distribution.

GAAP RESULTS COMMENTARY
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $701.0 million for the quarter ended March 31, 2019, compared to $170.1 million for the quarter ended March 31, 2018.
Revenues were $1,187.5 million for the quarter ended March 31, 2019, compared to $472.6 million for the quarter ended March 31, 2018. The increase was primarily due to a higher level of capital allocation-based income in the current period.
Expenses for the quarter ended March 31, 2019 were $728.8 million, compared to $436.6 million for the comparable period of 2018. The increase was primarily due to higher compensation resulting from a higher level of carried interest gains in the current period.
Total investment income (loss) was $1,335.9 million for the quarter ended March 31, 2019, compared to $584.5 million for the quarter ended March 31, 2018. The increase was primarily due to net investment gains that were recognized in the current quarter resulting primarily from a higher level of appreciation in the value of our investment portfolio.
KKR's conversion from a limited partnership to a corporation on July 1, 2018 (the "Conversion") resulted in KKR obtaining a partial step-up in the tax basis of certain assets that will be recovered as those assets are sold or the basis is amortized. KKR's overall tax provision is based on, among other things, the amount of such partial step-up in tax basis that is derived from an analysis of the basis of its former unitholders in their ownership of KKR common units at June 30, 2018. On the date of the Conversion, based on the information available to KKR at that time, KKR recorded an estimated net tax benefit and estimated net deferred tax asset of $257.1 million relating to this partial step-up in tax basis. Upon analysis of the basis of KKR's former unitholders in their ownership of KKR common units at June 30, 2018, based on the additional information made available to KKR after December 31, 2018, the final determination of the amount of partial step-up in tax basis resulted in an additional tax benefit of approximately $45.0 million.
SEGMENT RESULTS COMMENTARY
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings was $314.1 million for the quarter ended March 31, 2019, compared with $235.7 million in the comparable prior period. The increase was primarily due to (i) an increase in Realized Carried Interest resulting from realizations within our Private Markets business line, (ii) an increase in net realized gains at our Principal Activities business line, reflecting higher net realizations in our private equity strategy, and (iii) an increase in management fees as described below. These increases were partially offset by an increase in compensation and benefits expense.
ASSETS UNDER MANAGEMENT
AUM was $199.5 billion as of March 31, 2019 compared to $194.7 billion as of December 31, 2018. The increase was primarily attributable to $6.3 billion of new capital raised related to fundraising activities within our private equity, real estate, and leveraged credit strategies and an increase in value of our private equity portfolio. These increases were partially offset by realizations and distributions to limited partners in our private equity portfolio and distributions in various Public Markets strategies.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $147.7 billion as of March 31, 2019 compared to $141.0 billion as of December 31, 2018. The increase was primarily driven by new capital raised in our Private Markets business line, including our European Fund V entering its investment period, as well as various strategies in our Public Markets business line. The increase was partially offset by distributions made in our Public Markets business line and distributions to limited partners of our private equity funds arising from realizations.
MANAGEMENT FEES
Management fees were $292.3 million for the quarter ended March 31, 2019, compared with $251.6 million in the comparable prior period. The increase in the period reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER SHARE
Book value per adjusted share was $16.99 as of March 31, 2019, up 9%, compared with $15.57 as of December 31, 2018. The increase was primarily attributable to net appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends to Class A common stockholders.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A common stock has been declared for the first quarter of 2019, which will be paid on May 28, 2019 to holders of record of Class A common stock as of the close of business on May 13, 2019. Under KKR's current dividend policy, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share of Class A common stock, equal to a quarterly dividend of $0.125 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on June 17, 2019 to holders of record of Series A Preferred Stock as of the close of business on June 1, 2019. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on June 17, 2019 to holders of record of Series B Preferred Stock as of the close of business on June 1, 2019.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.

SHARE REPURCHASE ACTIVITY (1)
KKR has authorized a repurchase program which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plan. KKR's board of directors approved an increase to the available amount under our repurchase program to $500 million, which represented an increase of approximately $247 million from amounts remaining prior to the increase under the program. In total, as can be seen in the table below, KKR has used approximately $949 million to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through April 29, 2019.

Share Repurchase Activity -- October 27, 2015 through April 29, 2019 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	$40.6
Reduction of Shares Issuable to Participants (3)	14.9
Total Repurchased Shares and Retired Equity Awards	$55.5
Total Capital Used	$949
Average Price Paid Per Share (4)	$17.10
Remaining Availability under Current Share Repurchase Plan	$447

From December 31, 2018 through April 29, 2019, KKR used a total of approximately $82 million to repurchase 1.4 million shares in the open market and to retire equity awards representing 2.3 million shares that otherwise would have been issued to participants in the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $20.85 per share.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to April 29, 2019 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Tuesday, April 30, 2019 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 8478338, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended March 31, 2019 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
Revenues
Fees and Other	$372,548	$394,394
Capital Allocation-Based Income	814,932	78,212
Total Revenues	1,187,480	472,606
Expenses
Compensation and Benefits	544,562	298,136
Occupancy and Related Charges	14,690	14,215
General, Administrative and Other	169,515	124,250
Total Expenses	728,767	436,601
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,203,878	472,800
Dividend Income	22,625	33,064
Interest Income	358,511	298,256
Interest Expense	(249,088)	(219,590)
Total Investment Income (Loss)	1,335,926	584,530

Income (Loss) Before Taxes	1,794,639	620,535

Income Tax (Benefit)	167,593	17,641

Net Income (Loss)	1,627,046	602,894

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	—	25,674
Net Income (Loss) Attributable to Noncontrolling Interests	917,727	398,777

Net Income (Loss) Attributable to KKR & Co. Inc.	709,319	178,443

Preferred Stock Dividends	8,341	8,341

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$700,978	$170,102

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$1.31	$0.36
Diluted (1)	$1.27	$0.32
Weighted Average Shares of Class A Common Stock Outstanding
Basic	533,892,474	487,704,838
Diluted (1)	550,046,440	535,918,274

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	March 31, 2019	December 31, 2018

Assets
Cash and Cash Equivalents	$1,808,368	$1,751,287
Investments	45,795,254	44,907,982
Other Assets	4,400,397	4,084,106
Total Assets	52,004,019	50,743,375

Liabilities and Equity
Debt Obligations	22,262,369	22,341,192
Other Liabilities	3,533,809	3,019,574
Total Liabilities	25,796,178	25,360,766

Redeemable Noncontrolling Interests	—	1,122,641

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,839,817	8,167,056
Noncontrolling Interests	16,885,470	15,610,358
Total Equity	26,207,841	24,259,968
Total Liabilities and Equity	$52,004,019	$50,743,375

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock	$16.56	$15.27

(1)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
SEGMENT RESULTS AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED) (1)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Segment Revenues
Fees and Other, Net
Management Fees	$292,296	$279,444	$251,585
Transaction Fees	186,727	367,685	156,845
Monitoring Fees	25,651	24,420	17,530
Fee Credits	(107,416)	(101,154)	(43,774)
Total Fees and Other, Net	397,258	570,395	382,186

Realized Performance Income (Loss)
Carried Interest	330,345	259,394	202,555
Incentive Fees	19,537	86,271	16,407
Total Realized Performance Income (Loss)	349,882	345,665	218,962

Realized Investment Income (Loss)
Net Realized Gains (Losses)	44,712	78,943	7,875
Interest Income and Dividends	58,207	80,946	72,577
Total Realized Investment Income (Loss)	102,919	159,889	80,452

Total Segment Revenues	850,059	1,075,949	681,600

Segment Expenses
Compensation and Benefits (2)	340,286	395,282	300,480
Occupancy and Related Charges	13,957	14,203	13,583
Other Operating Expenses	74,910	98,753	57,905
Total Segment Expenses	429,153	508,238	371,968

Segment Operating Earnings	420,906	567,711	309,632

Interest Expense	44,130	47,017	50,192
Preferred Dividends	8,341	8,341	8,341
Income (Loss) Attributable to Noncontrolling Interests	359	4,250	1,203
Income Taxes Paid	53,993	47,980	14,168
After-tax Distributable Earnings	$314,083	$460,123	$235,728

Per Adjusted Share Eligible for Distribution	$0.38	$0.55	$0.29
Weighted Average Adjusted Shares Eligible for Distribution	832,750,892	833,010,571	824,442,002

Assets Under Management	$199,503,300	$194,720,400	$176,355,700
Fee Paying Assets Under Management	$147,685,300	$141,007,700	$119,658,100
Capital Invested and Syndicated Capital	$5,825,000	$10,304,800	$4,287,600
Uncalled Commitments	$58,102,600	$57,959,000	$58,843,900

Fee Related Earnings	$222,351	$331,188	$211,631

Note: See "Information on Key Segment & Other Measures" for more information about certain non-GAAP financial measures and Exhibit A for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1)
See Exhibit A for reconciliations of (i) Net Income (Loss) attributable to KKR & Co. Inc. Per Share of Class A Common Stock (GAAP basis) to After-tax Distributable Earnings, (ii) Total GAAP Revenues to Total Segment Revenues, and (iii) Total GAAP Expenses to Total Segment Expenses. See reconciliation of GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution in the information that follows.

(2)	Includes equity-based compensation of $54,885, $57,016, and $67,796 for the quarters ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Fees and Other, Net
Management Fees	$183,221	$174,470	$158,190
Transaction Fees	99,017	114,780	46,689
Monitoring Fees	25,651	24,420	17,530
Fee Credits	(82,342)	(81,278)	(41,343)
Total Fees and Other, Net	225,547	232,392	181,066

Realized Performance Income (Loss)
Carried Interest	330,345	259,394	202,555
Incentive Fees	675	1,041	—
Total Realized Performance Income (Loss)	$331,020	$260,435	$202,555

Assets Under Management	$108,119,500	$103,396,500	$102,240,200
Fee Paying Assets Under Management	$71,570,300	$66,830,000	$61,506,200
Capital Invested	$3,259,200	$4,337,600	$2,366,700
Uncalled Commitments	$48,428,400	$48,160,900	$50,300,500

PUBLIC MARKETS BUSINESS LINE

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Fees and Other, Net
Management Fees	$109,075	$104,974	$93,395
Transaction Fees	27,456	20,634	2,558
Fee Credits	(25,074)	(19,876)	(2,431)
Total Fees and Other, Net	111,457	105,732	93,522

Realized Performance Income (Loss)
Carried Interest	—	—	—
Incentive Fees	18,862	85,230	16,407
Total Realized Performance Income (Loss)	$18,862	$85,230	$16,407

Assets Under Management	$91,383,800	$91,323,900	$74,115,500
Fee Paying Assets Under Management	$76,115,000	$74,177,700	$58,151,900
Capital Invested	$2,227,100	$1,978,200	$1,367,900
Uncalled Commitments	$9,674,200	$9,798,100	$8,543,400

CAPITAL MARKETS BUSINESS LINE

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Transaction Fees	$60,254	$232,271	$107,598

Syndicated Capital	$338,700	$3,989,000	$553,000

PRINCIPAL ACTIVITIES BUSINESS LINE

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$44,712	$78,943	$7,875
Interest Income and Dividends	58,207	80,946	72,577
Total Realized Investment Income (Loss)	$102,919	$159,889	$80,452

KKR
SEGMENT BALANCE SHEET (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	March 31, 2019		December 31, 2018
Cash and Short-term Investments	$2,554,305		$2,502,239
Investments	10,713,740	(1)	9,847,464
Unrealized Carried Interest	1,468,431	(2)	1,223,084	(2)
Corporate Real Estate	161,225		161,225
Tax Assets	429,505		561,114
Other Assets	3,443,358		3,292,510
Total Assets	$18,770,564		$17,587,636

Debt Obligations - KKR (ex-KFN)	$2,363,636		$2,367,801
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	190,066		174,395
Other Liabilities	598,135		590,981
Total Liabilities	4,100,354		4,081,694

Noncontrolling Interests	22,004		25,382
Preferred Stock	500,000		500,000

Book Value	$14,148,206		$12,980,560

Book Value Per Adjusted Share	$16.99		$15.57

Note: As of March 31, 2019, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of March 31, 2019.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides unrealized carried interest by business line:

	As of
	March 31, 2019	December 31, 2018
Private Markets Business Line	$1,336,213	$1,083,163
Public Markets Business Line	132,218	139,921
Total	$1,468,431	$1,223,084

KKR
SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of March 31, 2019

Investments	Fair Value

Private Equity Funds / SMAs	$3,569,296
Private Equity Co-Investments and Other Equity	2,998,425
Private Equity Total	6,567,721

Energy	679,216
Real Estate	837,973
Infrastructure	510,016
Real Assets Total	2,027,205

Special Situations	560,694
Private Credit	132,451
Alternative Credit Total	693,145
CLOs	635,934
Other Credit	234,827
Credit Total	1,563,906

Other	554,908

Total Investments	$10,713,740

	As of March 31, 2019

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
First Data Corporation	$1,534,049	14.3%
USI, Inc.	650,144	6.1%
Heartland Dental, LLC	362,706	3.4%
PetVet Care Centers, LLC	340,463	3.2%
KKR Real Estate Finance Trust Inc.	325,325	3.0%
Total Significant Investments	3,212,687	30.0%

Other Investments	7,501,053	70.0%
Total Investments	$10,713,740	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit, and energy appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of March 31, 2019. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line		Public Markets Business Line		Total
Quarter Ended March 31, 2019
December 31, 2018	$103,396,500		$91,323,900		$194,720,400
New Capital Raised	2,695,900		3,595,100		6,291,000
Distributions and Other	(2,951,900)		(3,613,900)	(1)	(6,565,800)
Change in Value	4,979,000		78,700		5,057,700
March 31, 2019	$108,119,500		$91,383,800		$199,503,300

Trailing Twelve Months Ended March 31, 2019
March 31, 2018	$102,240,200		$74,115,500		$176,355,700
New Capital Raised	10,902,700		18,748,900		29,651,600
Impact of Other Transactions	—		12,039,600	(2)	12,039,600
Distributions and Other	(13,450,800)	(3)	(11,098,700)	(4)	(24,549,500)
Change in Value	8,427,400		(2,421,500)		6,005,900
March 31, 2019	$108,119,500		$91,383,800		$199,503,300

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended March 31, 2019
December 31, 2018	$66,830,000	$74,177,700		$141,007,700
New Capital Raised	6,158,400	4,142,800		10,301,200
Distributions and Other	(1,096,100)	(2,248,000)	(5)	(3,344,100)
Net Changes in Fee Base of Certain Funds (6)	(320,800)	—		(320,800)
Change in Value	(1,200)	42,500		41,300
March 31, 2019	$71,570,300	$76,115,000		$147,685,300

Trailing Twelve Months Ended March 31, 2019
March 31, 2018	$61,506,200	$58,151,900		$119,658,100
New Capital Raised	16,662,500	18,599,700		35,262,200
Impact of Other Transactions	—	12,039,600	(2)	12,039,600
Distributions and Other	(5,296,100)	(10,140,400)	(7)	(15,436,500)
Net Changes in Fee Base of Certain Funds (6)	(1,361,100)	—		(1,361,100)
Change in Value	58,800	(2,535,800)		(2,477,000)
March 31, 2019	$71,570,300	$76,115,000		$147,685,300

(1)	Includes $3,384.1 million of redemptions by fund investors.

(2)
Includes (i) $13,189.1 million of AUM and FPAUM managed by FS Investments in connection with the completion of the FS Investments transaction, (ii) KKR's incremental pro rata portion of AUM and FPAUM of $1,911.2 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2018 and (iii) a reduction of $3,060.7 million of AUM and FPAUM in connection with the sale of KKR's equity interest in Nephila Capital.

(3)	Includes $812.0 million of expired commitments that are no longer eligible to be called.

(4)	Includes $8,166.4 million of redemptions by fund investors.

(5)	Includes $1,588.6 million of redemptions by fund investors.

(6)	Represents the impact of certain funds entering their post-investment period.

(7)	Includes $6,370.9 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of March 31, 2019
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
European Fund V	3/2019	(4)	$5,252.2	$5,252.2	7.6%	$—	$—	$—	$—
Asian Fund III	4/2017	4/2023	9,000.0	6,654.5	5.6%	2,345.5	—	2,345.5	2,988.2
Americas Fund XII	1/2017	1/2023	13,500.0	8,219.7	6.0%	5,299.0	89.0	5,295.1	5,819.6
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	1,133.7	11.3%	197.3	—	197.3	294.6
Next Generation Technology Growth Fund	3/2016	3/2021	658.9	149.5	22.5%	509.4	—	509.4	969.9
European Fund IV	12/2014	3/2019	3,513.9	920.3	5.6%	2,686.4	461.2	2,303.2	3,834.1
Asian Fund II	4/2013	4/2017	5,825.0	626.2	1.3%	6,205.5	2,761.9	4,546.4	6,895.5
North America Fund XI	9/2012	1/2017	8,718.4	837.1	2.9%	9,315.3	9,361.8	5,555.4	9,370.3
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	726.9	579.1	580.9
European Fund III (1)	3/2008	3/2014	5,560.4	223.5	5.1%	5,336.9	10,374.7	436.1	520.2
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,474.5	179.1	230.7
2006 Fund (1)	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	29,816.6	3,592.7	5,723.8
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,479.3	—	58.8
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
Total Private Equity and Growth Funds			87,746.1	24,354.4		65,906.5	84,669.0	25,539.3	37,292.7

Co-Investment Vehicles and Other	Various	Various	9,750.6	4,305.3	Various	5,667.6	4,082.1	3,800.2	5,112.8

Total Private Equity			97,496.7	28,659.7		71,574.1	88,751.1	29,339.5	42,405.5

Real Assets
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,961.1	648.3	1,407.6	1,609.1
Natural Resources Fund (1)	Various	Various	887.4	1.7	Various	885.7	119.2	198.3	168.3
Global Energy Opportunities	Various	Various	979.2	329.4	Various	479.6	95.5	343.2	295.2
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,295.2	377.9	553.0
Global Infrastructure Investors II	10/2014	6/2018	3,040.3	393.4	4.1%	2,877.0	339.5	2,614.8	3,334.4
Global Infrastructure Investors III	6/2018	6/2024	7,166.8	6,668.0	3.8%	498.8	—	498.8	466.6
Real Estate Partners Americas	5/2013	5/2017	1,229.1	352.7	16.3%	1,004.3	1,146.4	338.5	342.9
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	1,308.0	7.8%	668.3	104.0	606.2	653.2
Real Estate Partners Europe	9/2015	6/2020	710.5	285.2	9.5%	438.5	22.3	422.1	518.0
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	243.5	4.4%	886.5	71.5	886.5	916.1
Co-Investment Vehicles and Other	Various	Various	2,612.9	1,219.8	Various	1,393.1	706.2	1,389.9	1,619.8
Total Real Assets			22,691.8	10,886.4		12,140.5	4,548.1	9,083.8	10,476.6

Core Investment Vehicles	Various	Various	9,500.0	6,342.0	36.8%	3,158.0	—	3,158.0	3,941.6

Unallocated Commitments (2)			2,540.3	2,540.3	Various	—	—	—	—

Private Markets Total			132,228.8	48,428.4		86,872.6	93,299.2	41,581.3	56,823.7

Public Markets Business Line (3)

Alternative Credit
Special Situations Fund	12/2012	1/2016	2,274.3	1.6	11.6%	2,272.7	1,436.2	1,447.4	1,211.9
Special Situations Fund II	12/2014	3/2019	3,524.7	1,176.0	9.0%	2,348.7	176.8	2,348.7	2,412.8
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,060.1	256.4	292.6
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	1,231.8	2.2%	1,013.3	27.0	1,013.3	1,014.8
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	434.9	129.2	63.2
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,009.1	590.3	518.6
Lending Partners III	4/2017	11/2021	1,497.8	1,065.6	1.7%	432.2	35.3	432.2	456.9
Lending Partners Europe	3/2015	3/2019	847.6	303.4	5.0%	544.2	93.4	544.2	510.4
Total Alternative Credit			13,208.4	4,099.0		9,109.4	4,272.8	6,761.7	6,481.2

Other Alternative Credit Vehicles	Various	Various	8,460.1	4,037.8	Various	4,422.3	2,859.7	2,965.8	3,032.0

Unallocated Commitments (2)			450.0	450.0	Various	—	—	—	—

Public Markets Total			22,118.5	8,586.8		13,531.7	7,132.5	9,727.5	9,513.2

Total Eligible To Receive Carried Interest			$154,347.3	$57,015.2		$100,404.3	$100,431.7	$51,308.8	$66,336.9

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Represents unallocated commitments from our strategic investor partnerships.

(3)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

(4)	Six years from first investment date.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of March 31, 2019
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$57,015.2	$66,336.9	$123,352.1
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	15,314.6	15,314.6
Business Development Companies (BDCs)	—	17,038.0	17,038.0
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	—	3,393.0	3,393.0
Total Carried Interest and Incentive Fee Eligible	57,015.2	103,254.4	160,269.6
Collateralized Loan Obligations (CLOs)	—	13,323.2	13,323.2
Leveraged Credit / Hedge Fund Partnerships (1) / Other	1,087.4	24,823.1	25,910.5
Total Assets Under Management	$58,102.6	$141,400.7	$199,503.3

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $24,327.6 million, of which $15,314.6 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	March 31, 2019	December 31, 2018
Private Markets Business Line	$4,797,700	$4,966,600
Public Markets Business Line	289,200	307,400
Total	$5,086,900	$5,274,000

KKR
CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES ELIGIBLE FOR DISTRIBUTION

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares Eligible for Distribution:

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	533,892,474	532,266,521	487,704,838
Adjustments:
Weighted Average Other Securities (1)	—	—	1,720,946
Weighted Average KKR Holdings Units (2)	298,858,418	300,744,050	335,016,218
Weighted Average Adjusted Shares Eligible for Distribution (3)	832,750,892	833,010,571	824,442,002

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution:

	As of
	March 31, 2019	December 31, 2018
GAAP Shares of Class A Common Stock Outstanding	533,922,902	534,857,237
Adjustments:
KKR Holdings Units (2)	298,645,285	299,081,239
Adjusted Shares Eligible for Distribution (3)	832,568,187	833,938,476

Unvested Shares of Class A Common Stock	32,854,483	33,408,491

(1)
Represents vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such other securities dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(2)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

KKR
INFORMATION ON KEY SEGMENT & OTHER MEASURES (UNAUDITED)
KKR's segment reporting is presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total. In addition, KKR's segment reporting is presented without giving effect to the consolidation of the investment funds and collateralized financing entities that KKR manages as well as other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. Inc. (including equity awards issued under the Equity Incentive Plans, but excluding preferred stock), KKR Holdings, and other holders of securities exchangeable into Class A common stock of KKR & Co. Inc. and represent the fully diluted share count of Class A common stock using the if-converted method. We believe this measure is useful to stockholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plans and other exchangeable securities had been exchanged for Class A common stock of KKR & Co. Inc. The 6.75% Series A Preferred Stock ("Series A Preferred Stock") and 6.50% Series B Preferred Stock ("Series B Preferred Stock") are not exchangeable for Class A common stock of KKR & Co. Inc.
Adjusted shares eligible for distribution represents the portion of total adjusted shares that are eligible to receive a dividend. We believe this measure is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per share basis. Weighted average adjusted shares eligible for distribution is used in the calculation of after-tax distributable earnings per share.
After-tax distributable earnings is a performance measure of KKR’s earnings on a segment basis excluding mark-to-market gains (losses). Starting with the second quarter of 2018, it is defined as the amount of net realized earnings of KKR for a given reporting period, after deducting equity-based compensation. KKR revised the definition of after-tax distributable earnings starting in the second quarter of 2018, because it reflects how the chief operating decision makers allocate resources and assess performance of KKR’s business. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Historically equity-based compensation expense relating to the Equity Incentive Plans was not reflected in our calculation of after-tax distributable earnings. Under KKR’s segment presentation, equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. For comparability, after-tax distributable earnings for the comparable prior periods have been calculated using this definition.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segment and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to stockholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. Following the Conversion, KKR's segment balance sheet reflects KKR's tax assets and liabilities as prepared under GAAP.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR's liquidity position. We believe this measure is useful to stockholders as it provides additional insight into KKR's available liquidity.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a supplemental measure of earnings of KKR on a segment basis before performance income and investment income. KKR believes this measure may be useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Starting with the second quarter of 2018, fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, before equity-based compensation, divided by total segment revenues. Historically, fee related earnings was calculated as operating earnings of KKR on a segment basis before performance income, related performance income compensation and investment income. KKR revised the definition of fee related earnings starting in the second quarter of 2018 to provide supplemental information about fees generated from KKR’s management companies and capital markets business because KKR believes it provides increased transparency on KKR’s underlying financial results to the stockholders. Fee related earnings for the comparable prior periods have been calculated using this definition.
Income taxes paid represents the estimated total tax impact on KKR’s distributable earnings before taxes. This amount is the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Segment operating earnings represents segment earnings before interest expense, preferred dividends, income attributable to noncontrolling interests and income taxes paid. We believe segment operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to operations.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$1.31	$(0.74)	$0.36
Weighted Average Shares of Class A Common Stock Outstanding - Basic	533,892,474	532,266,521	487,704,838
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$700,978	$(392,982)	$173,204
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	—	3,102
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$700,978	$(392,982)	$170,102

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	481,368	(303,468)	121,002
Add: Equity-based and Other Compensation - KKR Holdings L.P.	23,118	13,153	32,695
Add: Amortization of Intangibles and Other, net	56,153	(31,898)	47,709
Deduct: Unrealized Carried Interest	401,612	(938,597)	(111,732)
Deduct: Net Unrealized Gains (Losses)	819,402	(805,165)	207,862
Add: Unrealized Performance Income Compensation	159,880	(377,170)	(43,123)
Add: Income Tax Provision	167,593	(143,294)	17,641
Deduct: Income Taxes Paid	53,993	47,980	14,168

After-tax Distributable Earnings	$314,083	$460,123	$235,728
Weighted Average Adjusted Shares Eligible for Distribution	832,750,892	833,010,571	824,442,002
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.38	$0.55	$0.29

After-tax Distributable Earnings	$314,083	$460,123	$235,728

Add: Equity-based Compensation (Equity Incentive Plans)	54,885	57,016	67,796
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	359	4,250	1,203
Add: Segment Income Taxes Paid	53,993	47,980	14,168
Add: Preferred Dividends	8,341	8,341	8,341
Add: Core Interest Expense (1)	30,270	33,143	31,443
Add: Depreciation and Amortization	4,371	3,860	3,709

Segment EBITDA (2)	$466,302	$614,713	$362,388

(1)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(2)
Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Total GAAP Revenues	$1,187,480	$(178,056)	$472,606
Add: Management Fees - Consolidated Funds and Other	121,949	186,931	64,596
Deduct: Fee Credits - Consolidated Funds	3,939	7,015	14,721
Deduct: Capital Allocation-Based Income (GAAP)	814,932	(719,639)	78,212
Add: Segment Realized Carried Interest	330,345	259,394	202,555
Add: Segment Realized Investment Income (Loss)	102,919	159,889	80,452
Deduct: Revenue Earned by Other Consolidated Entities	29,703	26,843	25,465
Deduct: Expense Reimbursements	44,060	37,990	20,211
Total Segment Revenues	$850,059	$1,075,949	$681,600

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Total GAAP Expenses	$728,767	$237,736	$436,601
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	23,743	12,913	32,695
Deduct: Segment Unrealized Performance Income Compensation	159,880	(377,170)	(43,123)
Deduct: Amortization of Intangibles	535	672	5,030
Deduct: Reimbursable Expenses	52,032	50,339	26,093
Deduct: Operating Expenses relating to Other Consolidated Entities	51,818	44,550	44,309
Add: Other	(11,606)	1,806	371
Total Segment Expenses	$429,153	$508,238	$371,968

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
MARCH 31, 2019
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,808,368	(86,012)	—	831,949	—	$2,554,305	Cash and Short-term Investments
Investments	45,795,254	(29,504,201)	(1,089,045)	(4,488,268)	—	10,713,740	Investments
		—	—	1,468,431	—	1,468,431	Unrealized Carried Interest
		—	—	161,225	—	161,225	Corporate Real Estate
		—	—	429,505	—	429,505	Tax Assets
Other Assets	4,400,397	(1,971,422)	—	1,014,383	—	3,443,358	Other Assets
Total Assets	$52,004,019	(31,561,635)	(1,089,045)	(582,775)	—	$18,770,564

Liabilities and Equity
Debt Obligations	22,262,369	(18,950,216)	—	(948,517)	—	2,363,636	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	948,517	Debt Obligations - KFN
		—	—	190,066	—	190,066	Tax Liabilities
Other Liabilities	3,533,809	(1,073,788)	(1,089,045)	(772,841)	—	598,135	Other Liabilities
Total Liabilities	25,796,178	(20,024,004)	(1,089,045)	(582,775)	—	4,100,354

Redeemable Noncontrolling Interests	—	—	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,839,817	246,793	—	(17,446)	5,079,042	14,148,206	Book Value
Noncontrolling Interests	16,885,470	(11,784,424)	—	—	(5,079,042)	22,004	Noncontrolling Interests
		—	—	500,000	—	500,000	Preferred Stock
Total Liabilities and Equity	$52,004,019	(31,561,635)	(1,089,045)	(582,775)	—	$18,770,564

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2018
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,751,287	(88,852)	—	839,804	—	$2,502,239	Cash and Short-term Investments
Investments	44,907,982	(30,069,428)	(922,977)	(4,068,113)	—	9,847,464	Investments
		—	—	1,223,084	—	1,223,084	Unrealized Carried Interest
		—	—	161,225	—	161,225	Corporate Real Estate
		—	—	561,114	—	561,114	Tax Assets
Other Assets	4,084,106	(1,730,191)	—	938,595	—	3,292,510	Other Assets
Total Assets	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

Liabilities and Equity
Debt Obligations	22,341,192	(19,024,874)	—	(948,517)	—	2,367,801	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	948,517	Debt Obligations - KFN
		—	—	174,395	—	174,395	Tax Liabilities
Other Liabilities	3,019,574	(986,930)	(922,977)	(518,686)	—	590,981	Other Liabilities
Total Liabilities	25,360,766	(20,011,804)	(922,977)	(344,291)	—	4,081,694

Redeemable Noncontrolling Interests	1,122,641	(1,122,641)	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,167,056	205,502	—	(17,446)	4,625,448	12,980,560	Book Value
Noncontrolling Interests	15,610,358	(10,959,528)	—	—	(4,625,448)	25,382	Noncontrolling Interests
		—	—	500,000	—	500,000	Preferred Stock
Total Liabilities and Equity	$50,743,375	(31,888,471)	(922,977)	(344,291)	—	$17,587,636

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.